CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the registration statement No. 333-269602 on Form S-8 of our report dated March 10, 2022, relating to the financial statements of NexPoint Diversified Real Estate Trust, for the year ended December 31, 2021.

COHEN & COMPANY, LTD.
Cleveland, Ohio March 13, 2024

C O H E N & C O M P A N Y , L T D .
800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board